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                                                                   EXHIBIT 10.21

[RBC ROYAL BANK LOGO]

JOHN MCCANNEL                           ROYAL BANK OF CANADA
Senior Account Manager                  Greater Victoria Business Banking Centre
Tel: (250) 356-4517                     2nd Floor, 707 Fort Street
Email john.mccannel@rbc.com             Victoria, British Columbia V8W 3G3
                                        Transit 08030
                                        Fax: (250) 356-4583

April 23, 2004

PRIVATE AND CONFIDENTIAL

Aspreva Pharmaceuticals Corporation
1201-4464 Markham Street
Victoria, B.C. V8Z 7X8

ATTENTION: MR. RICHARD GLICKMAN, CHAIRMAN & CEO

Dear Sir:

We are pleased to offer the credit facilities described below (the "CREDIT FACILITIES"), subject to the following terms and conditions.

DEFINITIONS AND SCHEDULES

The attached schedules are incorporated into this agreement by reference. Schedule "A" contains definitions of capitalized terms used and not otherwise defined in this agreement. Unless otherwise provided, all dollar amounts are in Canadian currency and accounting terms are to be interpreted in accordance with GAAP.

BORROWER

ASPREVA PHARMACEUTICALS CORPORATION (the "BORROWER")

LENDER

Royal Bank of Canada (the "Bank")

CREDIT FACILITIES

Facility (1): $500,000 revolving demand facility, by way of:

         (a) RBP based loans ("RBP LOANS").

Facility (2): US $370,000 revolving demand facility, by way of:

         (a) RBUSBR based loans in US currency ("RBUSBR LOANS").

Facility (3): $600,000 revolving demand facility, by way of:

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ASPREVA PHARMACEUTICALS CORPORATION     Page 2                   April 23, 2004


         (a) Letters of Credit ("LCs");

         (b) Letters of Guarantee ("LGs").

Each use of the Credit Facilities is a "BORROWING" and all such usages outstanding at any time are "BORROWINGS". Schedule "B" contains notice provisions applicable to Borrowings that must be complied with. Schedule "C" contains terms and conditions applicable to Borrowings made otherwise than by way of RBP Loans or RBUSBR Loans which must be complied with.

FEF CONTRACTS

At the Borrower's request the Bank may enter into Foreign Exchange Forward Contracts ("FEF CONTRACTS") with the Borrower from time to time. The Bank makes no commitment to enter into any FEF Contract and may at any time in its sole discretion decline to enter into any FEF Contract. FEF Contracts will be governed by the terms and conditions set forth in the FEF Contracts Schedule attached hereto.

TERMS OF OTHER FACILITIES

The Credit Facilities are in addition to the following:

      (a) a lease line of credit in an aggregate principal amount of $2,000,000 which facility is made available, provided:

            - the aggregate outstanding amount under this lease line of credit and Facility (3) shall not exceed $2,000,000;

            - this lease line of credit is made available at the sole discretion of the Bank and the Bank may cancel or restrict availability of any unutilized portion of this facility at any time and from time to time without notice;

            - the determination by the Bank as to whether it will enter into any lease transaction under this facility will be entirely at its sole discretion and, in the event that the Bank shall determine to enter into any particular lease transaction, the lease transaction will be governed by this agreement and separate agreements between the Borrower and the Bank;

      (b) corporate VISA to a maximum amount of $200,000 which is governed by this agreement and separate agreements between the Borrower and the Bank.

In the event of conflict between this agreement and any separate agreement delivered in connection with any such other facilities, the terms of such separate agreement shall govern.

PURPOSE

Facility (1)

To cover potential fund/investment transfer/redemption delays.

Facility (2)

To cover potential USD fund/investment transfer/redemption delays.

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ASPREVA PHARMACEUTICALS CORPORATION     Page 3                   April 23, 2004

Facility (3)

To cover potential security requirements should client select to finance office equipment/fixtures through Steelcase Financial versus the Bank.

AVAILABILITY

Facilities (1) and, (2)

The Borrower may borrow, repay and reborrow up to the amount of these revolving facilities, provided:

      (a) these facilities are made available at the sole discretion of the Bank and the Bank may cancel or restrict availability of any unutilized portion of this facility at any time and from time to time without notice or demand.

Facility (3)

The Borrower may borrow, convert, repay and reborrow up to the amount of these revolving facilities, provided:

      (a) the aggregate outstanding amount under this facility and the lease line of credit shall not exceed $2,000,000;

      (b) this facility is made available at the sole discretion of the Bank and the Bank may cancel or restrict availability of any unutilized portion of this facility at any time and from time to time without notice or demand.

REPAYMENT

Facilities (1) and (2)

Borrowings under these facilities are expected to revolve with operating requirements.

Notwithstanding compliance with the covenants and all other terms and conditions of this agreement, and regardless of the maturities of any outstanding instruments or contracts, Borrowings under these facilities are repayable on demand and the Bank may terminate these facilities at any time, without notice or demand.

Facility (3)

Borrowings under this facility are expected to revolve with operating requirements. Notwithstanding compliance with the covenants and all other terms and conditions of this agreement, and regardless of the maturities of any outstanding instruments or contracts,

Borrowings under this facility are repayable on demand and the Bank may terminate this facility at any time, without notice or demand.

Upon demand or termination, the Borrower shall pay to the Bank all Borrowings outstanding under this facility including, without limitation, an amount equal to the aggregate of the face amounts of all LCs and LGs which are unmatured or unexpired, which amount shall be held by the Bank as security for the Borrower's obligations to the Bank in respect of such instruments or contracts. The Bank may enforce its rights to realize upon its security and retain an amount

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ASPREVA PHARMACEUTICALS CORPORATION     Page 4                   April 23, 2004

sufficient to secure the Bank for the Borrower's obligations to the Bank in respect of such instruments or contracts.

INTEREST RATES AND FEES

Facility (1)

RBP Loans:      REP plus 0.125% per annum.

Facility (2)

RBUSBR Loans:   RBUSBR plus 0.125% per annum.

Facility (3)

LCs:           fee to be quoted by the Bank at the time of issue of each LC.

LGs: fee to be quoted by the Bank at the time of issue of each LG, subject to a minimum fee of $100 in the currency of issue.

Application Fee

The application fee of $5,000 is waived.

Revolvement Fee-Facility (1)

An administration fee of $25 per month, for revolving RBP Loans under Facility
(1) is payable monthly in arrears on such date as the Bank may determine.

Revolvement Fee - Facility (2)

An administration fee of $25 in US currency per month, for revolving RBUSBR Loans under Facility (2) is payable monthly in arrears on such date as the Bank may determine.

CALCULATION AND PAYMENT OF INTEREST AND FEES

RBP Loans and RBUSBR Loans

The Borrower shall pay interest on each RBP Loan and RBUSBR Loan, monthly in arrears, on the 21st day of each month. Such interest will be calculated monthly and will accrue daily on the basis of the actual number of days elapsed and a year of 365 days. Interest on RBUSBR Loans shall be paid in US currency.

LC Fees

The Borrower shall pay an LC fee on the date of any payment made by the Bank pursuant to a drawing under any LC calculated on the amount drawn, based upon the number of days the LC was outstanding and a year of 365 days. If the total amount available under any LC has not been drawn prior to the expiry of such LC, the Borrower shall pay an LC fee calculated on the undrawn portion of such LC on the expiry date thereof, based upon the number of days the LC was outstanding and a year of 365 days.

LG Fees

The Borrower shall pay an LG fee on the date of issuance of any LG calculated on the face amount of the LG issued and based on the number of days in the term thereof and a year of 365 days.

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ASPREVA PHARMACEUTICALS CORPORATION     Page 5                   April 23, 2004

Limit on Interest

The Borrower shall not be obligated to pay any interest, fees or costs under or in connection with this agreement in excess of what is permitted by law.

Overdue Payments

Any amount that is not paid when due hereunder shall, unless interest is otherwise payable in respect thereof in accordance with the terms of this agreement or the instrument or contract governing same, bear interest until paid at the rate of RBP plus 5% per annum or, in the case of an amount in US currency, RBUSBR plus 5% per annum.

Equivalent Yearly Rates

The annual rates of interest or fees to which the rates calculated in accordance with this agreement are equivalent, are the rates so calculated multiplied by the actual number of days in the calendar year in which such calculation is made and divided by 365.

Time and Place of Payment

Amounts payable by the Borrower hereunder shall be paid at the Branch of Account in the applicable currency. Amounts due on a day other than a Business Day shall be deemed to be due on the Business Day next following such day. Interest and fees payable under this agreement are payable both before and after any or all of default, maturity date, demand and judgement.

EXCHANGE RATE FLUCTUATIONS

If, for any reason, the amount of Borrowings outstanding under any facility, when converted to the Equivalent Amount in Canadian currency, exceeds the amount available under such facility, the Borrower shall immediately repay such excess or shall secure such excess to the satisfaction of the Bank.

EVIDENCE OF INDEBTEDNESS

The Bank shall open and maintain at the Branch of Account accounts and records evidencing the Borrowings made available to the Borrower by the Bank under this agreement. The Bank shall record the principal amount of each Borrowing, the payment of principal and interest and all other amounts becoming due to the Bank under this agreement. The Bank's accounts and records constitute, in the absence of manifest error, conclusive evidence of the indebtedness of the Borrower to the Bank pursuant to this agreement.

The Borrower authorizes and directs the Bank to automatically debit, by mechanical, electronic or manual means, any bank account of the Borrower for all amounts payable by the Borrower to the Bank pursuant to this agreement.

GENERAL ACCOUNT

The Borrower shall establish current accounts with the Bank in each of Canadian currency and US currency (each a "GENERAL ACCOUNT") for the conduct of the Borrower's day to day banking business. If the balance in a General Account:

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ASPREVA PHARMACEUTICALS CORPORATION     Page 6                   April 23, 2004

      (a) is a credit, the Bank may apply, at any time in its discretion, the amount of such credit or part thereof, rounded to the nearest $10,000 in Canadian currency or US currency, as applicable, as a repayment of Borrowings outstanding by way of RBP Loans or RBUSBR Loans, as applicable, under Facilities (1) and (2), or

      (b) is a debit, the Bank may, subject to availability, make available a Borrowing by way of an RBP Loan or RBUSBR Loans, as applicable, under Facilities (1) and (2) in an amount, rounded to the nearest $10,000 in Canadian currency or US currency, as applicable, as is required to place the General Account at not less than a zero balance.

CONDITIONS PRECEDENT

The availability of any Borrowing is conditional upon the receipt of

      (a)   a duly executed copy of this agreement;

      (b) the security provided for herein, in form and substance satisfactory to the Bank, registered as required to perfect and maintain the security created thereby and such certificates, authorizations, resolutions and legal opinions as the Bank may reasonably require;

      (c)   the following documents:

            - audited financial statements for the year ended December 31, 2003;

            - fiscal 2004 budget/projections, to the Bank's satisfaction (not applicable to Facility (3)); and

            - current breakdown of new share capital structure, to the Bank's satisfaction.; and

      (d) such financial and other information or documents relating to the Borrower as the Bank may reasonably require.

SECURITY

Security for the Borrowings and all other obligations of the Borrower to the Bank shall include:

      (a) General security agreement on the Bank's form 924 signed by the Borrower constituting a first ranking security interest in all personal property of the Borrower;

      (b) Letter of Undertaking, signed by the Borrower and acknowledged by RBC Dominion Securities ("RBCDS"), to maintain a minimum $10,000 cash and equivalents within portfolio at RBCDS.

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ASPREVA PHARMACEUTICALS CORPORATION     Page 7                   April 23, 2004

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Bank, which representations and warranties are deemed to be repeated as at the time of each Borrowing hereunder, that:

      (a) it is a corporation duly incorporated, validly existing and duly registered or qualified to carry on business in all jurisdictions where it carriers on business, including in the Province of British Columbia;

      (b) the execution, delivery and performance by it of this agreement have been duly authorized by all necessary actions and do not violate its constating documents or any Applicable Laws or agreements to which it is subject or by which it is bound;

      (c) no event has occurred which constitutes, or which, with notice, lapse of time, or both, would constitute, a breach of any covenant or other term or condition of this agreement or any security agreement given in connection therewith.

REPORTING COVENANTS

The Borrower covenants and agrees with the Bank, while this agreement is in effect, to provide the Bank with:

      (a) Monthly: RBCDS Investment Summary/Statement on Investment Holdings, within 30 days of each month end;

      (b) Quarterly: company prepared unit and consolidated financial statements for the Borrower within 60 days of each fiscal quarter end;

      (c) Annually: audited unit and consolidated financial statements for the Borrower, within 120 days of each fiscal year end; and

      (d) such other financial and operating statements and reports as and when the Bank may reasonably require.

GENERAL COVENANTS

The Borrower covenants and agrees with the Bank, while this agreement is in effect:

      (a)   to pay all sums of money when due by it under this agreement;

      (b) to provide the Bank with prompt written notice of any event which constitutes, or which, with notice, lapse of time, or both, would constitute a breach of any covenant or other term or condition of this agreement or any security agreement given in connection therewith;

      (c) to give the Bank 30 days prior written notice of any intended change in the ownership of its shares and not to consent to or facilitate a change in the ownership of its shares without the prior written consent of the Bank;

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ASPREVA PHARMACEUTICALS CORPORATION     Page 8                   April 23, 2004

      (d) to keep its assets fully insured against such perils and in such manner as would be customarily insured by companies carrying on a similar business or owning similar assets;

      (e) if the Borrower owns any commercial buildings located in Metropolitan Vancouver, the Lower Fraser Valley, Metropolitan Victoria or Saanich Peninsula, then, in addition to (d) above, the Borrower shall insure and keep fully insured such commercial buildings against risk of earthquake;

      (f) to file all material tax returns which are to be filed by it from time to time, to pay or make provision for payment of all taxes (including interest and penalties) and Potential Prior-Ranking Claims when due, and to provide adequate reserves for the payment of any tax, the payment of which is being contested;

      (g) to comply in all material respects with all Applicable Laws including, without limitation, all Environmental Laws;

      (h) not to, without the prior written consent of the Bank, grant, create, assume or suffer to exist any mortgage, charge, lien, pledge, security interest or other encumbrance affecting any of its properties, assets or other rights;

      (i) not to, without the prior written consent of the Bank, sell, transfer, convey, lease or otherwise dispose of any of its properties or assets other than in the ordinary course of business and on commercially reasonable terms;

      (j) not to, without the prior written consent of the Bank, guarantee or otherwise provide for, on a direct, indirect or contingent basis, the payment of any monies or performance of any obligations by any other Person, except as may be provided for herein;

      (k) not to, without the prior written consent of the Bank, merge, amalgamate, or otherwise enter into any other form of business combination with any other Person;

      (l) to provide the Bank with prompt written notice of any non-compliance by the Borrower with any Environmental Laws or any Release from the land of the Borrower of a Contaminant into the natural environment and to indemnify and save harmless the Bank from all liability of loss as a result of an Environmental Activity or any non-compliance with any Environmental Law;

      (m) to permit the Bank or its representatives, from time to time, to visit and inspect the Borrower's premises, properties and assets and examine and obtain copies of the Borrower's records or other information and discuss the Borrower's affairs with the auditors, counsel and other professional advisers of the Borrower.

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ASPREVA PHARMACEUTICALS CORPORATION     Page 9                   April 23, 2004

Nothing contained in the foregoing Covenants sections shall limit any right of the Bank under this agreement to terminate or demand payment of, or cancel or restrict availability of any unutilized portion of, any demand or other discretionary facility made available under this agreement.

SUCCESSORS AND ASSIGNS

This agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

The Bank may assign all or part of its rights and obligations under this agreement to any Person. The rights and obligations of the Borrower under this agreement may not be assigned without the prior written consent of the Bank.

The Bank may disclose to potential or actual assignees confidential information regarding the Borrower (including, any such information provided by the Borrower to the Bank) and shall not be liable for any such disclosure.

GENERAL

Expenses

The Borrower agrees to pay all fees (including legal fees), costs and expenses incurred by the Bank in connection with the preparation, negotiation and documentation of this agreement and the security provided for herein and the operation or enforcement of this agreement and the security provided for herein.

Review

The Bank may conduct periodic reviews of the affairs of the Borrower, as and when determined by the Bank, for the purpose of evaluating the financial condition of the Borrower. The Borrower shall make available to the Bank such financial statements and other information and documentation as the Bank may reasonably require and shall do all things reasonably necessary to facilitate such review by the Bank.

Potential Prior-Ranking Claims

The Borrower hereby grants its consent (such grant to remain in force as long as this agreement is in effect or any Borrowings are outstanding) to any Person having information relating to any

Potential Prior-Ranking Claim arising by any law, statute, regulation or otherwise and including, without limitation, claims by or on behalf of government to release such information to the Bank at any time upon its written request for the purpose of assisting the Bank to evaluate the financial condition of the Borrower.

Set Off

The Bank is authorized, but not obligated, at any time, to apply any credit balance, whether or not then due, to which the Borrower is entitled on any account in any currency at any branch or office of the Bank in or towards satisfaction of the obligations of the Borrower due to the Bank

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ASPREVA PHARMACEUTICALS CORPORATION     Page 10                   April 23, 2004

under this agreement. The Bank is authorized to use any such credit balance to buy such other currencies as may be necessary to effect such application.

Non-Merger

The provisions of this agreement shall not merge with any security provided to the Bank, but shall continue in full force for the benefit of the parties hereto.

Amendments and Waivers

No amendment or waiver of any provision of this agreement will be effective unless it is in writing signed by the Borrower and the Bank. No failure or delay, on the part of the Bank, in exercising any right or power hereunder or under any security document shall operate as a waiver thereof.

Severability

If any provision of this agreement is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction nor invalidate, affect or impair any of the remaining provisions of this agreement.

Life Insurance Options

The Borrower acknowledges that Borrowings are not insured under the Bank's Business Loan Insurance Program.

Judgement Currency

If for the purpose of obtaining judgement in any court in any jurisdiction with respect to this agreement, it is necessary to convert into the currency of such jurisdiction (the "Judgement Currency") any amount due hereunder in any currency other than the Judgement Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgement is given. For this purpose "rate of exchange" means the rate at which the Bank would, on the relevant date, be prepared to sell a similar amount of such currency in the Toronto foreign exchange market, against the Judgement Currency, in accordance with normal banking procedures.

In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which judgement is given and the date of payment of the amount due, the Borrower will, on the date of payment, pay such additional amounts as may be necessary to ensure that the amount paid on such date is the amount in the Judgement Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this agreement in such other currency together with interest at RBP and expenses (including legal fees on a solicitor and client basis). Any additional amount due from the Borrower under this section will be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of this agreement.

Governing Law

This agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia and of Canada applicable therein.

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ASPREVA PHARMACEUTICALS CORPORATION     Page 11                   April 23, 2004

Whole Agreement

This agreement, the security and any other written agreement delivered pursuant to or referred to in this agreement constitute the whole and entire agreement between the parties in respect of the Credit Facilities. There are no verbal agreements, undertakings or representations in connection with the Credit Facilities.

Joint and Several

Where more than one Person is liable as Borrower [or Guarantor] for any obligation under this agreement, then the liability of each such Person for such obligation is joint and several with each other such Person.

Time

Time shall be of the essence in all provisions of this agreement.

Acceptance

This offer is open for acceptance until MAY 14, 2004, after which date it will be null and void, unless extended in writing by the Bank.

Please confirm your acceptance of this agreement by signing the attached copy of this letter in the space provided below and returning it to the undersigned.

Yours truly,

/s/ JOHN MCCANNEL

We acknowledge and accept the foregoing terms and conditions as of April 28, 2004.

ASPREVA PHARMACEUTICALS CORPORATION

By: /s/ BRUCE COUSINS
    ------------------------------------
Name: Bruce Cousins
Title: VP Finance & Admin.

By: /s/ RICHARD GLICKMAN
    ------------------------------------
Name: Richard Glickman
Title: CEO

I/We have authority to bind the corporation.

Schedule "A" to the agreement dated April 23, 2004, between ASPREVA PHARMACEUTICALS CORPORATION, as Borrower, and Royal Bank of Canada, as the Bank.

                                   DEFINITIONS

For the purpose of this agreement, the following terms and phrases shall have the following meanings:

"APPLICABLE LAWS" means, with respect to any Person, property, transaction or event, all present or future Applicable Laws, statutes, regulations, rules, orders, codes, treaties, conventions, judgements, awards, determinations and decrees of any governmental, regulatory, fiscal or monetary body or court of competent jurisdiction in any applicable jurisdiction;

"BRANCH OF ACCOUNT" means the branch of the Bank at which the Borrower's accounts are maintained. As at the date of this agreement, the "BRANCH OF ACCOUNT" is the Bank's branch at 1079 Douglas Street, Victoria, B.C.;

"BUSINESS DAY" means a day, excluding Saturday, Sunday and any other day which shall be a legal holiday or a day on which banking institutions are closed in the province of the Branch of Account;

"CONTAMINANT" includes, without limitation, any pollutant, dangerous substance, liquid waste, industrial waste, hazardous material; hazardous substance or contaminant including any of the foregoing as defined in any Environmental Law;

"ENVIRONMENTAL ACTIVITY" means any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release into the natural environment, including movement through or in the air, soil, surface water or groundwater;

"ENVIRONMENTAL LAWS" means all Applicable Laws relating to the environment or occupational health and safety, or any Environmental Activity;

"EQUIVALENT AMOUNT" means, with respect to an amount of any currency, the amount of any other currency required to purchase that amount of the first mentioned currency through the Bank in Toronto, in accordance with normal banking procedures;

"GAAP" means, generally accepted accounting principles in effect from time to time in Canada applied in a consistent manner from period to period;

"LETTER OF CREDIT" or "LC" means a documentary credit issued by the Bank on behalf of the Borrower for the purpose of paying suppliers of goods;

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ASPREVA PHARMACEUTICALS CORPORATION     Page 2                   April 23, 2004

"LETTER OF GUARANTEE" or "LG" means a documentary credits issued by the Bank on behalf of the Borrower for the purpose of providing security to a third parry that the Borrower or a person designated by the Borrower will perform a contractual obligation owed to such third party.

"PERSON" includes an individual, a partnership, a joint venture, a trust, an unincorporated organization, a company, a corporation, an association, a government or any department or agency thereof, and any other incorporated or unincorporated entity;

"POTENTIAL PRIOR-RANKING CLAIMS" means all amounts owing or required to be paid, where the failure to pay any such amount could give rise to a claim pursuant to any law, statute, regulation or otherwise, which ranks or is capable of ranking in priority to the Bank's security or otherwise in priority to any claim by the Bank for repayment of any amounts owing under this agreement;

"RBP" and "ROYAL BANK PRIME" each means the annual rate of interest announced by the Bank from time to time as being a reference rate then in effect for determining interest rates on commercial loans made in Canadian currency in Canada;

"RBUSBR" and "ROYAL BANK US BASE RATE" each means the annual rate of interest announced by the Bank from time to time as a reference rate then in effect for determining interest rates on commercial loans made in US currency in Canada;

"RELEASE" includes discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, and when used as a noun has a similar meaning;

"US" means United States of America.

Schedule "B" to the agreement dated April 23, 2004, between ASPREVA PHARMACEUTICALS CORPORATION, as Borrower, and Royal Bank of Canada, as the Bank.

                               NOTICE REQUIREMENTS

             AMOUNT                                 PRIOR NOTICE

Under $10,000,000, Canadian or US       By 10:00 a.m. on the day of Borrowing
currency

Schedule "C" to the agreement dated April 23, 2004, between ASPREVA PHARMACEUTICALS CORPORATION, as Borrower, and Royal Bank of Canada, as the Bank.

                              BORROWING CONDITIONS

Borrowings made otherwise than by way of RBP Loans or RBUSBR Loans will be subject to the following terms and conditions:

LCs or LGs:

      (a) each LC and LG shall expire on a Business Day and shall have a term of not more than 365 days;

      (b) at least 2 Business Days prior to the issue of an LC or LG, the Borrower shall execute a duly authorized application with respect to such LC or LG and each LC and LG shall be governed by the terms and conditions of the relevant application for such contract;

      (c) an LC or LG may not be revoked prior to its expiry date unless the consent of the beneficiary of the LC or LG has been obtained; and

      (d) if there is any inconsistency at any time between the terms of this agreement and the terms of the application for LC or LG, the terms of the application for LC or LG shall govern.

FEF CONTRACTS SCHEDULE TO THE AGREEMENT DATED APRIL 23, 2004, BETWEEN ASPREVA PHARMACEUTICALS CORPORATION, AS BORROWER, AND ROYAL BANK OF CANADA, AS THE BANK

FEF Contract Definitions

"FOREIGN EXCHANGE FORWARD CONTRACT" or "FEF CONTRACT" means a currency exchange transaction or agreement or any option with respect to any such transaction now existing or hereafter entered into between the Borrower and the Bank,

Conditions Applicable to FEF Contracts

At the Borrower's request, the Bank may agree to enter into FEF Contracts with the Borrower from time to time. The Borrower acknowledges that the Bank makes no formal commitment herein to enter into any FEF Contract and the Bank may, at any time and at all times, in its sole and absolute discretion, accept or reject any request by the Borrower to enter into a FEF Contract. If the Bank does enter into a FEF Contract with the Borrower, it will do so subject to the following:

      (a) the Borrower shall promptly issue or countersign and return a confirmation or acknowledgement of the terms of each such FEF Contract as required by the Bank,

      (b) the Borrower shall, if required by the Bank, promptly enter into a Foreign Exchange and Options Master Agreement or such other agreement in form and substance satisfactory to the Bank to govern the FEF Contract(s);

      (c) in the event of demand for payment under the agreement of which this schedule forms a part, the Bank may terminate all or any FEF Contracts. If the agreement governing any FEF Contract does not contain provisions governing termination, any such termination shall be effected in accordance with customary market practice. The Bank's determination of amounts owing under any terminated FEF Contract shall be conclusive in the absence of manifest error. The Bank shall apply any amount owing by the Bank to the Borrower on termination of any FEF Contract against the Borrower's obligations to the Bank under the agreement and any amount owing to the Bank by the Borrower on such termination shall be added to the Borrower's obligations to the Bank under the agreement and secured by the Bank's security;

     (d) the Borrower shall pay all required fees in connection with any FEF Contracts and indemnify and hold the Bank harmless against any loss, cost or expense incurred by the Bank in relation to any FEF Contract;

      (e) any rights of the Bank herein in respect of any FEF Contract are in addition to and not in limitation of or substitution for any rights of the Bank under any agreement governing such FEF Contract. In the event that there is any inconsistency at any

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            time between the terms hereof and any agreement governing such FEF
            Contract, the terms of such agreement shall prevail; and

      (f) in addition to any security which may be held at any time in respect of any FEF Contract, upon request by the Bank from time to time, the Borrower will deliver to the Bank such security as is acceptable to the Bank as continuing collateral security for the Borrower's obligations to the Bank in respect of FEF Contracts.